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                                                                     EXHIBIT 5.2



               [Letterhead of Morris, James, Hitchens & Williams]


                                  June 4, 1998




AmerUs Capital II
c/o AmerUs Life Holdings, Inc.
699 Walnut Street
Des Moines, Iowa 50309-3948

                              Re: AmerUs Capital II

Ladies and Gentlemen:

        We have acted as special Delaware counsel for AmerUs Capital II, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. This opinion is being furnished to you at your request.

      For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies furnished to us of the following:

         (a) The Trust Agreement of the Trust, dated as of April 14, 1998, between AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), and the trustee of the Trust named therein;

         (b) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 14, 1998 (the "Certificate");

         (c) Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-3, including a prospectus supplement (the "Prospectus") relating to the Adjustable Conversion-rate Equity Security Units ("Units") of the Company, which Units include the __% Quarterly Income Preferred Securities of the Trust representing preferred undivided beneficial


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interests in the assets of the Trust (each _% Quarterly Income Preferred
Security of the Trust is herein referred to as a "Capital Security", and collectively, the "Capital Securities"), as proposed to be filed by the Company, the Trust and others as set forth therein with the Securities and Exchange Commission on or about June 5, 1998;

         (d) A form of Amended and Restated Declaration of Trust, to be entered into among the Company, as Sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (including Annex I, Exhibit A-1 and Exhibit A-2 thereto) (the "Declaration"), attached as an exhibit to the Registration Statement; and

         (e) A Certificate of Good Standing for the Trust, dated June 4, 1998, obtained from the Secretary of State.

         Unless otherwise defined herein, all capitalized terms used in this opinion letter shall have the respective meanings provided in the Declaration, except that reference herein to any document shall mean such document as in effect on the date hereof.

         For the purposes of this opinion letter, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) such documents submitted to us in final or execution form have not been and will not be altered or amended in any respect material to our opinions as expressed in this letter and conform in all material respects to the final, executed originals of such documents.

         For purposes of this opinion letter, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) that there are no proceedings, pending or contemplated, for the merger, consolidation, liquidation, dissolution or termination of the Trust,
(iii) except to the


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June 4, 1998
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extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iv) the legal capacity of each natural person who is a party to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Securities Holders") of an appropriate certificate for such Capital Security, and the payment for the Capital Security acquired by it, in accordance with the Declaration and the Registration Statement, and (viii) that the Capital Securities are issued to the Capital Securities Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         The opinions in this letter are limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

         Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act
(12 Del. C. Section 3801, et seq).

         2. The Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

         3. The Capital Securities Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Securities Holders may be obligated to make payments as provided in the Declaration.

         We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose


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consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                        Very truly yours,

                                        /s/ Morris, James, Hitchens & Williams

                                            Morris, James, Hitchens & Williams



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